UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

This Schedule 14A filing consists of the following press release (the “Press Release”) from Tilray, Inc., a Delaware corporation (“Tilray”), relating to Tilray’s Special Meeting of Stockholders to be held on July 29, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.

The Press Release was first used or made available on July 12, 2021.

LEADING INDEPENDENT PROXY ADVISORY FIRM ISS
RECOMMENDS TILRAY SHAREHOLDERS VOTE “FOR” ALL PROPOSALS
AT TILRAY’S UPCOMING SPECIAL MEETING

Tilray urges shareholders to vote today in support of long-term value creation

NEW YORK & LEAMINGTON, Ontario -- July 12, 2021 -- Tilray, Inc. (“Tilray” or the “Company”) (NASDAQ | TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today announced that Institutional Shareholder Services (“ISS”), a leading independent provider of proxy research and vote recommendations to the investment community, has recommended that Tilray shareholders vote “FOR” the Company’s proposals at Tilray’s Special Meeting of Stockholders (the “Special Meeting”) to be held on July 29, 2021.

“ISS’ endorsement affirms our conviction that the proposals to be voted on at the Special Meeting are in our shareholders’ best interests,” said Irwin D. Simon, Tilray’s Chairman and Chief Executive Officer. “By approving these proposals, our shareholders will be actively participating in Tilray’s ability to capitalize on substantial growth opportunities, expand and generate strong performance and, ultimately, drive shareholder value.”

In determining to recommend FOR Proposal 1, ISS noted1:

•	“The size of the proposed increase in the number of authorized shares of common stock is reasonable and there are no substantial concerns with the company’s past use of shares.”

In recommending FOR the Governance Proposals (Proposals 2, 3, 4 and 5) ISS also highlighted that1:

•
“The charter amendments to declassify the board, allow shareholders to remove directors without cause, allow shareholder action by written consent and opt-out of the Delaware “freeze-out” provision would improve shareholder rights and director accountability.”

Tilray urges shareholders to vote today to support these key initiatives to drive strategic growth and strengthen shareholder rights. Your support is important, no matter how many or how few shares you own.

If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (833) 497-7395 toll-free in the U.S. and Canada, or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.

HELP TILRAY GROW!
VOTE “FOR” TODAY!

1 Permission to use quotations neither sought nor obtained from ISS.

About Tilray

Tilray, Inc. is a leading global cannabis-lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people’s lives for the better – one person at a time – by inspiring and empowering the worldwide community to live their very best life by providing them with products that meet the needs of their mind, body, and soul and invoke a sense of wellbeing. Tilray’s mission is to be the trusted partner for its patients and consumers by providing them with a cultivated experience and health and wellbeing through high-quality, differentiated brands and innovative products. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and alcoholic beverages.

For more information about Tilray, Inc., visit: http://www.Tilray.com

Forward-Looking Statements

Certain statements in this communication that are not historical facts constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, the need for an increase in authorized shares of common stock from 743,333,333 shares to 990,000,000 shares and the potential negative impacts to the company if the corresponding proposal is not approved. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward- looking statements throughout this communication. Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of Aphria and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of Tilray made with applicable securities regulatory authorities and available on SEDAR and EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Contacts
For media inquiries, please contact:
Berrin Noorata
news@tilray.com

For investor inquiries, please contact:
Raphael Gross 203-682-8253
Raphael.Gross@icrinc.com